Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-264476 and 333-273950) and on Form S-8 (Nos. 333-219793, 333-228401, 333-227111 and 333-257072) of Tidewater Inc. of our report dated February 29, 2024, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 29, 2024